Exhibit 99.1

For Immediate Release	Contact: Bradford Nelson, President
March 22, 2017	Telephone: (303) 339-0500

ROYAL HAWAIIAN ORCHARDS, L.P. FILES REGISTRATION STATEMENT FOR RIGHTS OFFERING

Royal Hawaiian Orchards, L.P. (OTCQX: NNUTU) today announced that it filed a registration statement on Form S-1.

On March 21, 2017, Royal Hawaiian Orchards, L.P. (the “Partnership”) filed a registration statement with the U.S. Securities and Exchange Commission for a rights offering to existing holders of the Partnership’s Depositary Units representing class A units of limited partnership interests.

Under the proposed rights offering the Partnership would distribute to holders of its Depositary Units representing Class A units of limited partnership interests non-transferable subscription rights to purchase up to 11,100,000 Depositary Units. Each holder would receive one subscription right for each whole Depositary Unit owned as of 5:00 p.m., Eastern Time, on February 28, 2017, the record date. The Partnership has not yet determined the subscription price or subscription period.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of any securities referred to in this press release in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Royal Hawaiian Orchards

Royal Hawaiian Orchards, L.P. is a leading grower and processor of macadamia nuts, processing and marketing macadamia nuts in-shell, bulk kernel and all natural, “better for you” snack products marketed under the Royal Hawaiian Orchards® brand name.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and future performance of the Partnership that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These include statements, among others, regarding a proposed rights offering and use of proceeds. The Partnership files documents with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K reports, which contain a description of these and other risks and uncertainties that could cause actual results to differ from current expectations and the forward-looking statements contained in this press release.